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                                                                    EXHIBIT 99.2

                          CONSENT OF DIRECTOR NOMINEE

    I, Brian E. Barents, consent to being named as a Director Nominee in the Registration Statement on Form S-1 of TriStar Aerospace Co., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission relating to the offering by certain securityholders of the Company's Common Stock.

                                          _________/s/ BRIAN E. BARENTS_________
                                                     Brian E. Barents

April 3, 1998